As filed with the Securities and Exchange Commission on June 10, 2008
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
__________________

FORM S-8
REGISTRATION STATEMENT
Under
The Securities Act of 1933
__________________

IPG PHOTONICS CORPORATION
(Exact name of registrant as specified in its charter)
__________________

Delaware	04-3444218
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)
50 Old Webster Road
Oxford, Massachusetts	01540
(Address of Principal Executive Offices)	(Zip Code)

IPG Photonics Corporation 2008 Employee Stock Purchase Plan
(Full Title of the Plan)

Valentin P. Gapontsev, Ph.D.
Chief Executive Officer and Chairman of the Board
IPG Photonics Corporation
50 Old Webster Road
Oxford, Massachusetts 01540
 (Name and Address of Agent for Service)

(508) 373-1100
(Telephone Number, Including Area Code, of Agent for Service)

Copy To:
Robert W. Ericson, Esq.
David A. Sakowitz, Esq.
Winston & Strawn LLP
200 Park Avenue
New York, New York 10166-4193
(212) 294-6700

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒

Non-accelerated filer ☐ (do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1) (2)	Proposed maximum offering price per share (3)	Proposed maximum aggregate offering price (3)	Amount of registration fee
COMMON STOCK, $0.0001 PAR VALUE PER SHARE, ISSUABLE PURSUANT TO:
IPG Photonics Corporation 2008 Employee Stock Purchase Plan	400,000 shares	$19.85	$7,938,000	$312

(1)	This filing registers the sale of 400,000 shares of Common Stock issuable under the IPG Photonics Corporation 2008 Employee Stock Purchase Plan (the “Plan”).

(2)
Pursuant to Rule 416(c) under the Securities Act of 1933, as amended, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein. In accordance with Rule 416(a) under the Securities Act of 1933, as amended, this Registration Statement shall be deemed to cover any additional shares of the Registrant’s common stock that become issuable under the Plan as a result of a stock split, stock dividend or similar adjustment of the outstanding shares of common stock of IPG Photonics Corporation.

(3)
Estimated solely for the purpose of determining the registration fee and computed in accordance with Rule 457(c) and 457(h) of the Securities Act of 1933, as amended. Such computation is based on the average of the high and low prices as reported on The Nasdaq Global Market on June 9, 2008.

PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

IPG Photonics Corporation, a Delaware corporation (the “Registrant”), shall deliver the document containing the information in Part I of this Registration Statement on Form S-8 to each participant in the IPG Photonics Corporation 2008 Employee Stock Purchase Plan as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the “1933 Act”). Such document is not being filed with or included in this Registration Statement (by incorporation by reference or otherwise) in accordance with the rules and regulations of the Securities and Exchange Commission (the “Commission”). Such document and the documents incorporated by reference into this Registration Statement pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the 1933 Act.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents filed by the Registrant with the Commission are incorporated by reference in this Registration Statement:

(a) the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007, filed with the Commission on March 13, 2008 pursuant to the Securities Exchange Act of 1934, as amended (the “1934 Act”);

(b) all other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the 1934 Act since December 31, 2007;

(c) the Registrant’s definitive proxy statement filed on April 15, 2008 pursuant to the 1934 Act in connection with the Registrant’s June 10, 2008 annual meeting of stockholders; and

(d) the description of the Registrant’s common stock, par value $0.0001 per share, contained in its Registration Statement on Form 8-A/A, filed on December 7, 2006 pursuant to Section 12(b) of the 1934 Act, including any amendment or report filed for the purpose of updating such description.

All documents subsequently filed with the Commission by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the 1934 Act prior to the filing of a post-effective amendment, which indicates that all securities offered herein have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the respective dates of filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof or for purposes of the related prospectus to the extent that a statement contained herein or in any other subsequently filed document which is also incorporated or deemed to be incorporated herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.	Description of Securities.

Not Applicable.

Item 5.	Interests of Named Experts and Counsel.

None.

Item 6.	Indemnification of Directors and Officers.

The Registrant is incorporated under the laws of the State of Delaware. Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify any persons who were, are or are threatened to be made, parties to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer, director, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was unlawful.

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Section 145 of the Delaware General Corporation Law further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against any liability asserted against him or her and incurred by him or her in any such capacity, arising out of his or her status as such, whether or not the corporation would otherwise have the power to indemnify him or her under Section 145 of the Delaware General Corporation Law.

Section 102(b)(7) of the Delaware General Corporation Law permits a corporation to provide in its certificate of incorporation a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director: for any breach of the director’s duty of loyalty to the corporation or its stockholders; for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; for payment of dividends or stock purchases or redemptions by the corporation in violation of Section 174 of the Delaware General Corporation Law; or for any transaction from which the director derived an improper personal benefit.

The Registrant’s certificate of incorporation limits the personal liability of a director of the Registrant for breach of fiduciary duty as a director to the maximum extent permitted by the Delaware General Corporation Law. The Registrant’s certificate of incorporation provides that no director will have personal liability to the Registrant or to stockholders of the Registrant for monetary damages for any such breach of fiduciary duty as a director. However, these provisions do not eliminate or limit the liability of any of the directors or officers of the Registrant for:

•	any breach of the director’s duty of loyalty to the Registrant or stockholders of the Registrant;
•	any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;
•	any unlawful payments related to dividends or unlawful stock repurchases, redemptions or other distributions; or
•	any transaction from which the director or officer derived an improper personal benefit.

These limitations of liability do not alter director liability under the federal securities laws and do not affect the availability of equitable remedies such as an injunction or rescission.

The Registrant’s certificate of incorporation and by-laws provide for indemnification of directors and officers by the Registrant to the fullest extent permitted by Delaware law and provide that the Registrant will advance expenses, including attorney’s fees, to the directors and officers of the Registrant in connection with legal proceedings, subject to very limited exceptions.

In addition to the indemnification provisions of the Registrant’s certificate of incorporation and by-laws, the Registrant has entered into indemnification agreements with each of the directors and executive officers of the Registrant. These agreements provide that the Registrant will indemnify each of its directors and executive officers to the fullest extent permitted by law and advance expenses to each indemnitee in connection with any proceeding in which indemnification is available.

The Registrant also maintains general liability insurance which covers certain liabilities of the directors and officers of the Registrant arising out of claims based on acts or omissions in their capacities as directors and officers, including liabilities under the 1933 Act. Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the 1933 Act and is therefore unenforceable.

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Item 7.	Exemption from Registration Claimed.

Not Applicable.

Item 8.	Exhibits.

The following documents are filed as exhibits to this Registration Statement:

Exhibit No.	Description

5.1	Opinion of Winston & Strawn LLP

4.1
IPG Photonics Corporation 2008 Employee Stock Purchase Plan (incorporated by reference to Appendix A of the Registrant’s definitive proxy statement on Schedule 14A filed on April 15, 2008, file number 001-33155)

23.1	Consent of Deloitte & Touche LLP

23.2	Consent of Winston & Strawn LLP (included as part of Exhibit 5.1)

24.1	Power of Attorney (included on signature page)

Item 9.	Undertakings.

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the 1933 Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the 1934 Act that are incorporated by reference in the Registration Statement.

(2) That, for the purpose of determining any liability under the 1933 Act, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of this offering.

(b) The Registrant hereby undertakes that, for purpose of determining any liability under the 1933 Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any such action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Oxford, Massachusetts, on June 10, 2008.

IPG PHOTONICS CORPORATION
By:	/s/ Valentin P. Gapontsev
Valentin P. Gapontsev
Chief Executive Officer and Chairman of the Board

POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Valentin P. Gapontsev and Timothy P.V. Mammen, jointly and severally his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and to make any and all state securities law or blue sky filings, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated as of June 10, 2008.

Signature	Title

/s/ Valentin P. Gapontsev	Chief Executive Officer,
Valentin P. Gapontsev	Chairman of the Board and Director
(Principal Executive Officer)

/s/ Timothy P.V. Mammen	Chief Financial Officer
Timothy P.V. Mammen	(Principal Financial Officer and
Principal Accounting Officer)

/s/ Robert A. Blair
Robert A. Blair	Director

/s/ Michael C. Child
Michael C. Child	Director

/s/ John H. Dalton
John H. Dalton	Director

/s/ Henry E. Gauthier
Henry E. Gauthier	Director

/s/ William S. Hurley	Director
William S. Hurley

/s/ William F. Krupke
William F. Krupke	Director

/s/ Eugene Shcherbakov	Director
Eugene Shcherbakov

/s/ Igor Samartsev	Director
Igor Samartsev

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INDEX TO EXHIBITS

Exhibit No.	Description

5.1	Opinion of Winston & Strawn LLP as to the legality of the securities being registered

4.1
IPG Photonics Corporation 2008 Employee Stock Purchase Plan (incorporated by reference to Appendix A of the Registrant’s definitive proxy statement on Schedule 14A filed on April 15, 2008, file number 001-33155)

23.1	Consent of Deloitte & Touche LLP

23.2	Consent of Winston & Strawn LLP (included as part of Exhibit 5.1)

24.1	Power of Attorney (included on signature page)